Exhibit 99.1

Harbinger Group Inc. Announces Launch of Tender Offer and Consent Solicitation for its

10.625% Senior Secured Notes Due November 15, 2015

NEW YORK – (BUSINESS WIRE) – December 10, 2012 – Harbinger Group Inc. (“HGI” or the “Company”; NYSE: HRG) announced today that it is commencing a tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding $500,000,000 aggregate principal amount of 10.625% Senior Secured Notes Due November 15, 2015 (the “Notes”). In connection with the Tender Offer, the Company is also seeking consents (the “Consent Solicitation”) to proposed amendments to the indenture, dated November 15, 2010 (the “Indenture”), which governs the Notes.

The terms and conditions of the Tender Offer and Consent Solicitation are described in the Offer to Purchase and Consent Solicitation Statement, dated December 10, 2012 and the related Consent and Letter of Transmittal (the “Offer to Purchase and Consent Solicitation Materials”).

Information related to the Notes and other information relating to the Tender Offer and Consent Solicitation are listed in the table below. The tender offer documents more fully set forth the terms of the Tender Offer and the Consent Solicitation Materials.

Notes	CUSIP Numbers	Principal Amount Outstanding	Tender Offer Consideration (1)	Consent Payment (1)	Total Consideration (1)(2)
10.625% Senior Secured Notes due November 15, 2015	41146AAB2	$500,000,000	$1,071.81	$20.00	$1,091.81
	41146AAA4

(1)	Per $1,000 principal amount of Notes and excluding accrued and unpaid interest, which will be paid in addition to the Total Consideration or Tender Offer Consideration, as applicable.
(2)	Includes the Consent Payment.

Holders who validly tender their Notes prior to 5:00 p.m., Eastern time, on Friday, December 21, 2012 (the “Early Tender Deadline”) will be eligible to receive total consideration of $1,091.81 per $1,000 principal amount of Notes, which includes a consent payment of $20.00 per $1,000 principal amount of Notes tendered. Holders must validly tender and not validly withdraw their Notes, and have their Notes accepted for purchase in the Tender Offer, at or prior to the Early Tender Deadline in order to be eligible to receive the Total Consideration, including the consent payment. A Holder cannot deliver a consent with respect to the Notes without tendering its corresponding Notes or tender its Notes without delivering a corresponding consent.

The Tender Offer is scheduled to expire at Midnight, Eastern time, on Tuesday, January 8, 2013, unless extended or earlier terminated by the Company (the “Expiration Time”).

Holders who validly tender their Notes after the Early Tender Deadline, but before the Expiration Time, will receive the Tender Offer Consideration of $1,071.81 per $1,000 principal amount of Notes tendered.

Upon the terms and conditions described in the Offer to Purchase and Consent Solicitation Statement Materials, payment for Notes accepted for purchase will be made (a) with respect to the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline, promptly after such acceptance for purchase (which is currently expected to be December 24, 2012, unless the Early Tender Deadline is extended), and (b) with respect to Notes validly tendered after the Early Tender Deadline but at or before the Expiration Time, promptly after the Expiration Time (which is currently expected to be January 9, 2013, unless the Tender Offer is extended).

Holders whose Notes are accepted for purchase will receive accrued and unpaid interest from the last interest payment date to, but not including, the date on which such Notes are purchased.

Tendered Notes may be withdrawn at any time before the earlier of: (i) 5:00 p.m. Eastern time, on Friday, December 21, 2012, unless extended by the Company (the “Withdrawal Deadline”); and (ii) the date a supplemental indenture is executed, which is expected to be on or promptly following the receipt of the Requisite Consents (as defined in the Offer to Purchase and Consent Solicitation Materials). Holders of Notes who tender their Notes after the Withdrawal Deadline, but on or prior to the Expiration Time, may not withdraw their tendered Notes.

In the event that the Company receives the requisite consents of (a) a majority of the aggregate principal amount of the outstanding Notes to certain Proposed Amendments (as such term is defined in the Offer to Purchase and Consent Solicitation Materials) and (b) at least 75% of the aggregate principal amount of the outstanding Notes to certain Additional Proposed Amendments (as such term in defined in the Offer to Purchase Consent Solicitation Materials) the Company will enter into one or more supplemental indentures reflecting the Proposed Amendments and the Additional Proposed Amendments, as applicable.

The Tender Offer and Consent Solicitation are conditioned upon the satisfaction of certain conditions, including the Company successfully completing one or more debt financing transactions as described in the Offer to Purchase and Consent Solicitation Materials. Subject to applicable law, the Company may also extend, amend or terminate the Tender Offer and Consent Solicitation at any time before the Expiration Time in its sole discretion.

The Company has retained Deutsche Bank Securities Inc. to act as the dealer manager (the “Dealer Manager”) for the Tender Offer and Consent Solicitation. D.F. King & Co., Inc. will act as the Information Agent and the Depositary for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation should be directed to Deutsche Bank Securities Inc. at (855) 287-1922 (toll-free). Requests for documentation should be directed to D.F. King & Co., Inc. at (800) 431-9633 (toll-free).

None of the representatives or employees of the Company, any of its subsidiaries or affiliates, the Dealer Manager, the Information Agent or Wells Fargo Bank, National Association, as trustee under the Indenture, make any recommendations as to whether or not holders of the Notes should issue their consents pursuant to the Consent Solicitation, and no one has been authorized by any of them to make such recommendations.

This press release does not constitute a solicitation of consents of holders of the Notes and shall not be deemed a solicitation of consents with respect to any other securities of the Company. The Tender Offer and Consent Solicitation will be made solely by the Offer to Purchase and Consent Solicitation and the accompanying consent form. All statements herein regarding the terms of Tender Offer and Consent Solicitation, the proposed amendments, any supplemental indenture and the Indenture are qualified in their entirety by reference to the text of the Offer to Purchase and Consent Solicitation Statement and the accompanying consent form, the supplemental indenture and the Indenture. The completion of the Tender Offer and the Consent Solicitation and the execution of any supplemental indenture is subject to a number of conditions. No assurance can be given that any such Consent Solicitation can or will be completed on terms that are acceptable to the Company, or at all, or that a supplemental indenture will be executed.

Forward Looking Statements

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Some of the statements contained in the Press Release and certain oral statements made by our representatives from time to time regarding the matters discussed herein are or may be forward-looking statements. Such forward-looking statements are based upon management’s current expectations that are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such forward-looking statements. These statements and other forward-looking statements made from time-to-time by HGI and its representatives are based upon certain assumptions and describe future plans, strategies and expectations of HGI, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, the risk that closing of the acquisition of the residential hardware and home improvement business of Stanley Black & Decker, Inc. and certain of its subsidiaries by Spectrum Brands, Inc. or HGI Energy Holdings, LLC’s joint venture transaction with EXCO Resources, Inc. (“Energy Transaction”) to create a private oil and gas limited partnership (the “Partnership”) will not occur, will be delayed or will close on terms materially different than expected, including, in the case of the Energy Transaction, (i) as a result of title and environmental diligence of properties to be acquired, commodity price risks, drilling and production risks, (ii) financing plans for the Partnership and the Energy Transaction, (iii) reserve estimates and values, statements about the Partnership’s properties and potential reserves and production levels. Other factors could cause actual results, events and developments to differ include, without limitation, the ability of HGI’s subsidiaries (including, following the closing of the Energy Transaction, the Partnership) to generate sufficient net income and cash flows to make upstream cash distributions, capital market conditions, that HGI may not be successful in identifying any suitable future acquisition opportunities, the risks that may affect the performance of the operating subsidiaries of HGI and those factors listed under the caption “Risk Factors” in HGI’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. HGI does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

About Harbinger Group, Inc.

Harbinger Group Inc. (“HGI”; NYSE: HRG) is a diversified holding company. HGI’s principal operations are conducted through subsidiaries that offer life insurance and annuity products, and branded consumer products such as batteries, personal care products, small household appliances, pet supplies, and home and garden pest control products. HGI is principally focused on acquiring controlling and other equity stakes in businesses across a diversified range of industries and growing its existing businesses. In addition to HGI’s intention to acquire controlling equity interests, HGI may also from time to time make investments in debt instruments and acquire minority equity interests in companies. Harbinger Group Inc. is headquartered in New York and traded on the New York Stock Exchange under the symbol HRG. For more information on HGI, visit: www.harbingergroupinc.com.

Contacts

Investors:

Harbinger Group Inc.

Investor Relations

Tara Glenn

212-906-8560

investorrelations@harbingergroupinc.com

Media:

Jamie Tully/Michael Henson

Sard Verbinnen & Co

212-687-8080

Source: Harbinger Group Inc.